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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 22, 2000, included in ADC Telecommunications, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000, as amended on Form 10-K/A, and to all references to our firm included in this registration statement.

Minneapolis, Minnesota
July 11, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS